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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

REGISTRATION STATEMENT
ON FORM S-8
Under
THE SECURITIES ACT OF 1933

TELTONE CORPORATION
(Exact name of registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation or organization)	91-0839067 (IRS Employer Identification No.)
22121 - 20th Avenue S.E., Bothell, Washington (Address of Principal Executive Offices)	98021-4408 (Zip Code)

TELTONE CORPORATION 1992 STOCK OPTION PLAN
(Full title of the plan)

Debra L. Griffith
22121—20th Avenue S.E.
Bothell, Washington 98021-4408
(Name and address of agent for service)

(206) 487-1515
(Telephone number, including area code, of agent for service)

Copies of all communications to:
Jonathan J. Fisher
Preston Gates & Ellis
701 Fifth Avenue
Suite 5000
Seattle, Washington 98104-7078

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee

Common stock no par value	500,000 shares	$0.2188	$109,400	$27.35

(1)
In addition, pursuant to Rule 416(c) under the Securities Act of 1933 (the "Act"), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)
Based on the average of the bid and asked price on March 29, 2001 as reported on the NASD Bulletin Board System, exclusively used to calculate the registration fee pursuant to Rule 457(c).

The Index to Exhibits is located at Page 3.

    The contents of the registration statement on Form S-8, filed by Teltone Corporation on October 14, 1992, Number 33-53278, are incorporated by reference into this registration statement.

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bothell, State of Washington on the second day of April, 2001.

TELTONE CORPORATION
/s/ DEBRA L. GRIFFITH
By	Debra L. Griffith
Its:	President

POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Debra L. Griffith, his or her attorney-in-fact, for him or her in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or her substitute, may do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ DEBRA L. GRIFFITH Debra L. Griffith	President and Chief Executive Officer, Acting Chief Financial Officer, Director (Principal Executive Officer and Principal Financial and Accounting Officer)	April 2, 2001
/s/ CHARLES L. ANDERSON Charles L. Anderson	Director	April 2, 2001
/s/ CHARLES P. WAITE Charles P. Waite	Director	April 2, 2001
/s/ DONALD C. WILSON Donald C. Wilson	Director	April 2, 2001

2

/s/ PAUL M. WYTHES Paul M. Wythes	Director	April 2, 2001
/s/ TRACY STORER Tracy Storer	Director	April 2, 2001

3

INDEX TO EXHIBITS

Exhibit Number	Description	Page
23.1	Consent of Pricewaterhouse Coopers LLP	4
23.2	Consent of Preston Gates & Ellis LLP	5

4

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SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS